Exhibit 10.8(b)

AMENDMENT NO. 2 TO THE

AIR PRODUCTS AND CHEMICALS, INC. DEFERRED COMPENSATION PLAN

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Air Products and Chemicals, Inc. Deferred Compensation Plan (the “Plan”);

WHEREAS, pursuant to Plan Section 8.1, the Plan may be amended at any time; and

WHEREAS, the Company desires to amend to the Plan in connection with the spin-off of Versum Materials, Inc. from Air Products and Chemicals, Inc.

NOW THEREFORE, the Plan is hereby amended effective September 30, 2016 as follows:

1.	A new Definition (jj) shall be added to the end of Section 2.1 to read as follows:

“(jj) Participating Employer shall mean an Employer who is designated by the Vice President Human Resources to participate in the Plan and who is listed on Exhibit A.”

2.	The first paragraph of Section 2.1(b) shall be amended to read as follows:

“Annual Salary” shall mean the total annual salary of an Employee which would be payable by the Company, an Employer or an Employer who is listed as a Participating Employer on Exhibit A.”

3.	Section 2.1(u) shall be amended to read as follows:

“Employee shall mean any United States employee of the Company, an Employer or an Employer who is listed as a Participating Employer on Exhibit A.”

4.	A new sentence shall be added to the end of Section 4.1(b) to read as follows:

“For Participants who on October 1, 2016 are Employees of Versum Materials, US LLC and who will continue to make Elective Deferrals to the Plan until December 31, 2016, such Participants will not be eligible to receive on Elective Deferrals made after October 1, 2016 a Matching Credit under the Plan.”

5.	A new sentence shall be added to the end of Section 4.1(c) to read as follows:

“For Participants who on October 1, 2016 are Employees of Versum Materials, US LLC and who on September 30, 2016 were eligible to receive a Core Credit under the Plan, effective October 1, 2016 such Participants will not be eligible to receive a Core Credit under the Plan.”

6.	Section 5.3(d)(1) shall be amended to read as follows:

“While actively employed by the Company, one of its subsidiaries, a Participating Employer or a former Participating Employer, a Participant may change his or her election of the form and time of commencement of distributions from his or her Deferred Compensation Account, provided that such election is made in a form and manner satisfactory to the Plan Administrator. Such a change in election will be effective on the one-year anniversary of the date it is received by the Plan Administrator.”

7.	A new Exhibit A attached hereto shall be added to the Plan.

8.	In all other respects the Plan shall remain in full force and effect.

IN WITNESS WEREOF, the Company has caused its Vice President, Chief Human Resources Officer to execute this Second Amendment to the Plan on this     day of September 2016.

AIR PRODUCTS AND CHEMICALS, INC.

By:	/s/ Jennifer L. Grant
Jennifer L. Grant
Vice President, Chief Human Resources Officer

Exhibit A

September 30, 2016

Participating Employers

	Effective Date	Revocation Date
Versum Materials, Inc.	October 1, 2016